Exhibit 99.1

DIRECTV Announces Fourth Quarter and Full Year 2013 Results

DIRECTV Fourth Quarter Revenue Growth of 7% Drives Full Year Revenues to $31.75 billion.

  DIRECTV Latin America full year revenues increase 10% to $6.84 billion principally related to the addition of 1.2 million net new subscribers during the year.
  Full year DIRECTV U.S. revenue growth of 6% to $24.68 billion driven primarily by ARPU growth of 5.4%.

DIRECTV 2013 Adjusted Diluted Earnings Per Share Increase 18% to $5.42.

  Full year EPS driven by 8% increase in consolidated adjusted operating profit before depreciation and amortization as well as $4.0 billion of share repurchases in 2013.

DIRECTV Full Year Free Cash Flow Increases 14% to $2.61 billion.

DIRECTV Authorizes New $3.5 billion Stock Repurchase Program.

EL SEGUNDO, Calif.--(BUSINESS WIRE)--February 20, 2014--DIRECTV (NASDAQ:DTV) today reported that fourth quarter 2013 revenues increased 7% to $8.59 billion, operating profit before depreciation and amortization1 (OPBDA) increased 6% to $2.04 billion and operating profit increased 3% to $1.33 billion compared to last year's fourth quarter. DIRECTV reported that fourth quarter net income declined to $810 million and diluted earnings per share decreased to $1.53 compared with the same period last year.

“Our fourth quarter results capped off another solid year for DIRECTV, as we finished the year with nearly 38 million customers across the Americas, maintaining our standing as the world’s largest and most popular video service,” said Mike White, president and CEO of DIRECTV. “Full year consolidated revenue grew 7% to nearly $32 billion, with adjusted operating profit before depreciation and amortization increasing 8% to $8.1 billion. In addition, we generated $2.6 billion in free cash flow, a 14% increase over 2012, demonstrating our commitment to profitably grow our businesses while keeping a sharp eye on cost management and productivity improvements.”

White continued, “We exit 2013 with good momentum and look to build on that in 2014 with a strong, comprehensive strategy dedicated to building lifelong customer relationships, while driving revenue and profit growth over the long term. In the U.S., we are well positioned to continue strengthening DIRECTV’s competitiveness in the marketplace as the premier provider of video services by advancing our customer franchise, while delivering mid-single digit top and bottom line growth in 2014.”

White added, “In Latin America, our long term outlook remains strong, as the DIRECTV and SKY brands are poised to deliver the absolute best television experience through leadership in content, technology and customer service. However, as we articulated at our December 2013 Investor Day, our 2014 financial results will be pressured by macroeconomic conditions, foreign currency headwinds, higher programming expenses and production costs related to unparalleled coverage of the FIFA World Cup and difficult comparisons related to one-time benefits in 2013.”

White concluded, “That said, we remain confident in our ability to continue creating significant shareholder value. As such, we are pleased to announce a share repurchase program of $3.5 billion. This repurchase program reflects our strong balance sheet and confidence in continued strong DIRECTV revenue, earnings and free cash flow growth, as well as our belief that our stock is far below our intrinsic value.”

DIRECTV'S Operational Review

DIRECTV Consolidated Dollars in Millions except Earnings per Common Share	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenues	$8,594	$8,054	$31,754	$29,740
Reported Operating Profit Before Depreciation and Amortization(1)	2,044	1,924	7,978	7,522
Reported OPBDA Margin(1)	23.8%	23.9%	25.1%	25.3%
Reported Operating Profit	1,333	1,298	5,150	5,085
Reported Operating Profit Margin	15.5%	16.1%	16.2%	17.1%
Reported Net Income Attributable to DIRECTV	810	942	2,859	2,949
Reported Diluted Earnings Per Common Share	$1.53	$1.55	$5.17	$4.58
Capital Expenditures and Cash Flow
Cash paid for property and equipment	310	211	873	757
Cash paid for subscriber leased equipment - subscriber acquisitions	399	412	1,589	1,493
Cash paid for subscriber leased equipment - upgrade and retention	229	177	947	710
Cash paid for satellites	101	158	377	389
Cash Flow Before Interest and Taxes(2)	1,484	1,120	4,855	4,413
Free Cash Flow(3)	1,000	543	2,608	2,285
Adjusted Financial Results*
Adjusted Operating Profit Before Depreciation and Amortization(1)			8,144	7,522
Adjusted OPBDA Margin(1)			25.6%	25.3%
Adjusted Operating Profit			5,316	5,085
Adjusted Operating Profit Margin			16.7%	17.1%
Adjusted Net Income Attributable to DIRECTV			2,995	2,949
Adjusted Diluted Earnings Per Common Share			$5.42	$4.58

*Adjusted financial results in the table above and year-to-date discussion below exclude a $166 million pre-tax charge ($136 million after-tax) associated with the revaluation of the net monetary assets of the company's subsidiaries in Venezuela at the time of the Bolivar's devaluation in February 2013.

Fourth Quarter Review

DIRECTV's fourth quarter revenues of $8.59 billion increased 7% principally due to subscriber growth over the last twelve months at DIRECTV Latin America (DTVLA) and DIRECTV U.S., as well as higher ARPU at DIRECTV U.S. OPBDA and operating profit increased 6% to $2.04 billion and 3% to $1.33 billion, respectively, while OPBDA and operating profit margin declined to 23.8% and 15.5%, respectively. The decreases in margin were primarily due to relatively higher programming expenses at DIRECTV U.S. and relatively higher general and administrative expenses principally related to a pension settlement charge at DIRECTV U.S. and DIRECTV corporate (recorded in the Sports Networks, Eliminations and Other segment). Operating profit margin was also impacted by higher depreciation expense mostly at DTVLA due to increased leased equipment and infrastructure capital expenditures, as well as higher churn in Brazil.

Fourth quarter net income attributable to DIRECTV decreased to $810 million, as the higher operating profit was more than offset by a $111 million pre-tax gain in the prior year period related to the Game Show Network transaction, as well as a lower effective tax rate in the fourth quarter of 2012 related to the resolution of prior year income tax audits. Also impacting the comparison was a $78 million increase in equity earnings from Sky Mexico primarily related to Sky Mexico's recognition of certain one-time tax benefits in 2013. Diluted earnings per share declined to $1.53 as the reduction in net income attributable to DIRECTV was partially offset by the favorable impact of share repurchases made over the last twelve months.

Cash flow before interest and taxes2 increased 33% to $1.48 billion compared to the fourth quarter of 2012 primarily due to the higher OPBDA and higher cash generated from working capital at DIRECTV U.S., mostly due to the timing of vendor payables, as well as a reduction in inventory mainly related to lower new set-top box purchases. These improvements were partially offset by higher infrastructure capital expenditures at both DIRECTV U.S. and DTVLA as well as increased cash paid for leased equipment at DIRECTV U.S. associated with higher penetration of advanced boxes to existing customers.

Fourth quarter free cash flow3 increased 84% to $1.00 billion due to the higher cash flow before interest and taxes, along with lower tax payments due to the timing of payments in 2012. Also during the quarter, but not included in free cash flow, was cash paid for share repurchases of $772 million, a November 2013 issuance by DIRECTV U.S. of £350 million (or approximately $560 million) principal amount of 5.200% senior notes due 2033 and cash received of $117 million for the final installment of the Game Show Network transaction.

Full Year Review

DIRECTV's full year 2013 revenues increased 7% to $31.75 billion principally due to subscriber growth over the last year at DTVLA and DIRECTV U.S., as well as higher ARPU at DIRECTV U.S.

In September 2013, DTVLA settled a fee dispute and paid $92 million to Escritório Central de Arrecadação e Distribuição, or ECAD, the organization responsible for collecting performance rights fees under Brazilian law. The settlement resulted in a pre-tax gain for the reversal of amounts previously expensed of $128 million. The gain is comprised of a reduction in "Broadcast Programming and Other" of $70 million, a reduction in "Interest Expense" of $37 million and $21 million in "Other, net" in the Consolidated Statements of Operations.

DIRECTV's adjusted OPBDA increased 8% to $8.14 billion and adjusted OPBDA margin increased from 25.3% to 25.6% compared to 2012 mostly due to the incremental margin generated by the higher revenues along with relatively unchanged subscriber acquisition costs mostly related to the reduction in gross subscriber additions at both DIRECTV U.S. and DTVLA, as well as the ECAD settlement. This margin improvement was partially offset by relatively higher programming expenses at DIRECTV U.S. Adjusted operating profit increased 5% to $5.32 billion while adjusted operating profit margin declined to 16.7% compared to prior year. Adjusted operating profit margin was negatively impacted by higher depreciation expense mainly at DTVLA resulting from increased leased equipment and infrastructure capital expenditures, as well as higher churn in Brazil. In 2013, reported OPBDA increased 6% to $7.98 billion, reported OPBDA margin declined to 25.1%, reported operating profit increased 1% to $5.15 billion, and reported operating profit margin declined to 16.2%.

Adjusted net income attributable to DIRECTV increased 2% to $3.00 billion in 2013 due to higher operating profit, as well as a $64 million pre-tax charge in 2012 for the loss on the early retirement of debt, the 2013 DTVLA ECAD settlement and a $72 million increase in equity earnings from Sky Mexico primarily related to Sky Mexico's recognition of certain one-time tax benefits in 2013. Also impacting the comparison was a lower effective tax rate in 2012 related to the resolution of prior year income tax audits, a $111 million pre-tax gain related to the Game Show Network transaction in 2012 and a $59 million non-cash pre-tax charge in 2013 due to the deconsolidation of the DSN Northwest regional sports network. Adjusted diluted earnings per share increased 18.3% to $5.42 due to the higher adjusted net income and the favorable impact of share repurchases made over the last twelve months. Reported net income attributable to DIRECTV decreased 3% to $2.86 billion while reported diluted earnings per share improved 13% to $5.17 compared to the prior year.

In 2013, cash flow before interest and taxes increased 10% to $4.86 billion and free cash flow increased 14% to $2.61 billion primarily due to the higher OPBDA, an increase in cash generated from working capital mostly at DIRECTV U.S. related to the timing of vendor payables, as well as a reduction in inventory principally due to lower new set-top box purchases. This increase was partially offset by greater capital expenditures principally driven by increased cash paid for subscriber leased equipment for upgrades to advanced products and infrastructure expenditures at DIRECTV U.S., as well as higher cash paid for subscriber leased equipment to new customers at DTVLA mainly due to the timing of set-top box purchases. In addition, free cash flow was impacted by higher cash tax payments primarily related to a prior year settlement, as well as increased net interest payments principally related to the higher average debt balances.

Also during 2013, but not included in free cash flow, was cash paid for share repurchases of $4.00 billion, $159 million in payments for spectrum at DTVLA and new patent licenses at DIRECTV U.S., cash received of $257 million for the sale of investments primarily associated with the Game Show Network transaction, as well as three debt issuances by DIRECTV U.S. -- the first in January 2013 of $750 million principal amount of 1.750% senior notes due in 2018, the second in May 2013 of €500 million (or about $650 million) aggregate principal amount of 2.750% senior notes due in 2023 and the third in November 2013 of £350 million (or about $560 million) principal amount of 5.200% senior notes due 2033.

SEGMENT FINANCIAL REVIEW

DIRECTV U.S. Segment

DIRECTV U.S.	Three Months Ended December 31,		Twelve Months Ended December 31,
Dollars in Millions except ARPU	2013	2012	2013	2012
Revenues	$6,773	$6,320	$24,676	$23,235
Average Monthly Revenue per Subscriber (ARPU) ($)	111.74	105.15	102.18	96.98
Operating Profit Before Depreciation and Amortization(1)	1,516	1,408	6,084	5,654
OPBDA Margin(1)	22.4%	22.3%	24.7%	24.3%
Operating Profit	1,101	1,023	4,444	4,153
Operating Profit Margin	16.3%	16.2%	18.0%	17.9%
Capital Expenditures and Cash Flow
Cash paid for property and equipment	228	164	648	541
Cash paid for subscriber leased equipment - subscriber acquisitions	151	194	666	656
Cash paid for subscriber leased equipment - upgrade and retention	146	82	538	291
Cash paid for satellites	44	114	198	253
Cash Flow Before Interest and Taxes(2)	1,292	1,023	4,471	4,041
Subscriber Data (in 000's except Churn)
Gross Subscriber Additions	949	963	3,790	3,874
Average Monthly Subscriber Churn	1.41%	1.43%	1.50%	1.53%
Net Subscriber Additions	93	103	169	199
Cumulative Subscribers	20,253	20,084	20,253	20,084

Fourth Quarter Review

In the fourth quarter, DIRECTV U.S. revenues increased 7% to $6.77 billion compared with the fourth quarter of 2012 primarily due to strong ARPU growth along with a larger subscriber base. DIRECTV U.S. net subscriber additions of 93,000 decreased from 103,000 in the prior year period principally due to lower gross subscriber additions partially offset by a lower average monthly churn rate. The decline in gross additions was associated with a continued focus on higher quality subscribers, as well as a more challenging competitive environment and mature industry. The decrease in the monthly churn rate from 1.43% to 1.41% in the fourth quarter was mainly driven by a greater percentage of subscribers on commitments and auto-bill pay, as well as stricter credit policies on new customers. ARPU increased 6.3% to $111.74 mostly due to higher advanced receiver service fees, price increases on programming packages, higher fees for a new enhanced warranty program, as well as increased commercial business and ad revenues. These improvements were partially offset by increased promotional offers to new and existing customers. DIRECTV U.S. ended the year with 20.25 million subscribers, an increase of 1% compared with 20.08 million subscribers reported for the year ended December 31, 2012.

Fourth quarter OPBDA increased 8% to $1.52 billion and OPBDA margin improved slightly to 22.4% principally due to incremental margin generated by the higher revenues combined with relatively unchanged subscriber acquisition costs resulting from the lower gross additions and relatively unchanged subscriber service expenses driven by productivity improvements and disciplined cost management. These gains were mostly offset by relatively higher programming costs mostly related to programming supplier rate increases and relatively higher general and administrative expenses principally related to a pension settlement charge. Operating profit also increased 8% to $1.10 billion and operating profit margin increased from 16.2% to 16.3% in the fourth quarter mainly due to the OPBDA and OPBDA margin improvements.

Full Year Review

In 2013, DIRECTV U.S. revenues increased 6% to $24.68 billion compared to 2012 due to strong ARPU growth along with a larger subscriber base. DIRECTV U.S. net subscriber additions of 169,000 decreased from 199,000 in the prior year principally due to lower gross subscriber additions partially offset by a lower average monthly churn rate. The decline in gross additions was associated with a continued focus on higher quality subscribers, as well as a more challenging competitive environment and mature industry. The change in the monthly churn rate from 1.53% to 1.50% in 2013 was mainly driven by a 2012 contract dispute with a large programmer that resulted in the removal of several channels for nine days, as well as a greater percentage of subscribers on commitments and auto-bill pay and the stricter credit policies on new customers in 2013. ARPU increased 5.4% to $102.18 mostly due to higher advanced receiver service fees, price increases on programming packages, higher fees for a new enhanced warranty program, as well as increased commercial business and ad revenues. These improvements were partially offset by increased promotional offers to new and existing customers.

In 2013, OPBDA increased 8% to $6.08 billion and OPBDA margin improved from 24.3% to 24.7% principally due to incremental margin generated by the higher revenues combined with lower subscriber acquisition costs, mostly related to the reduction in gross subscriber additions, and relatively unchanged subscriber service expenses mainly due to productivity improvements and disciplined cost management. These margin improvements were partially offset by relatively higher programming costs principally associated with programming supplier rate increases. Operating profit increased 7% to $4.44 billion in 2013 and operating profit margin increased slightly to 18.0% primarily due to the OPBDA and OPBDA margin improvements mostly offset by increased depreciation and amortization associated with additional subscriber leased equipment from upgrades to advanced products.

DIRECTV Latin America

DIRECTV Latin America owns approximately 93% of Sky Brasil, 41% of Sky Mexico and 100% of PanAmericana, which covers most of the remaining countries in the region. Sky Brasil and PanAmericana ended the year with 5.4 million and 6.2 million subscribers, respectively. Sky Mexico, whose results are accounted for as an equity method investment and therefore are not consolidated by DTVLA, had approximately 6 million subscribers as of December 31, 2013, bringing the total subscribers in the region to 17.6 million.

DIRECTV Latin America	Three Months Ended December 31,		Twelve Months Ended December 31,
Dollars in Millions except ARPU	2013	2012	2013	2012
Revenues	$1,768	$1,674	$6,844	$6,244
Average Monthly Revenue per Subscriber (ARPU) ($)	51.47	55.84	51.64	57.25
Reported Operating Profit Before Depreciation and Amortization(1)	550	494	1,943	1,862
Reported OPBDA Margin(1)	31.1%	29.5%	28.4%	29.8%
Reported Operating Profit	258	261	776	955
Reported Operating Profit Margin	14.6%	15.6%	11.3%	15.3%
Capital Expenditures and Cash Flow
Cash paid for property and equipment	82	47	224	214
Cash paid for subscriber leased equipment - subscriber acquisitions	248	218	923	837
Cash paid for subscriber leased equipment - upgrade and retention	83	95	409	419
Cash paid for satellites	52	42	164	128
Cash Flow Before Interest and Taxes(2)	164	82	326	320
Subscriber Data(4) (in 000's except Churn)
Gross Subscriber Additions	989	1,183	4,382	4,417
Average Monthly Total Subscriber Churn(5)	2.21%	1.75%	2.37%	1.81%
Average Monthly Post-paid Subscriber Churn(5)	1.85%	1.48%	2.10%	1.50%
Net Subscriber Additions(5)	231	658	1,239	2,439
Cumulative Subscribers(5)	11,568	10,328	11,568	10,328
Adjusted Financial Results*
Adjusted Operating Profit Before Depreciation and Amortization(1)			2,109	1,862
Adjusted OPBDA Margin(1)			30.8%	29.8%
Adjusted Operating Profit			942	955
Adjusted Operating Profit Margin			13.8%	15.3%

*Adjusted financial results in the table above and year-to-date discussion below exclude a $166 million pre-tax charge ($136 million after-tax) associated with the revaluation of the net monetary assets of the company's subsidiaries in Venezuela at the time of the Bolivar's devaluation in February 2013.

Fourth Quarter Review

Excluding changes in foreign exchange rates, DTVLA fourth quarter revenues grew 24% driven by a 15% increase in the average number of subscribers and an 8% increase in local currency ARPU's. The increases in local currency ARPU's were principally due to price increases, reduced promotional offers and continued upgrades including advanced services, partially offset by the higher penetration of lower ARPU mass market subscribers. When factoring in unfavorable changes in foreign currency, most notably in Venezuela, Argentina and Brazil, DTVLA ARPU declined 7.8% to $51.47 and revenues increased 6% to $1.77 billion compared to the fourth quarter of 2012.

Net subscriber additions of 231,000 in the quarter decreased from 658,000 in the prior year period due to a decline in gross subscriber additions, along with a higher average monthly churn rate. Fourth quarter gross subscriber additions declined to 989,000 principally due to lower imports of set-top boxes for new customers in Venezuela, as well as lower subscriber additions in Argentina, Colombia and Chile associated with more challenging economic and competitive conditions. Average monthly post-paid churn increased to 1.85% and total average monthly churn increased to 2.21% mostly due to higher churn in Brazil related to the effect of a higher mix of mass market subscribers along with more challenging economic and competitive conditions. DTVLA ended the year with 11.57 million subscribers, an increase of 12% compared with 10.33 million subscribers reported for the year ended December 31, 2012.

Fourth quarter OPBDA increased 11% to $550 million and OPBDA margin improved from 29.5% to 31.1% versus last year's fourth quarter mostly related to a reduction in performance rights expense associated with the ECAD settlement in the third quarter, as well as lower subscriber acquisition costs related to the reduction in gross subscriber additions in PanAmericana and lower general and administrative expenses in Brazil associated with cost control initiatives.

Operating profit decreased 1% to $258 million and operating profit margin declined to 14.6% in the fourth quarter as the higher OPBDA and OPBDA margin were more than offset by the impact of higher depreciation and amortization resulting from increased subscriber leased equipment, as well as the higher churn in Brazil.

Full Year Review

Excluding changes in foreign exchange rates, DTVLA full year 2013 revenues grew 26% driven by a 22% increase in the average number of subscribers and a 4% increase in local currency ARPU's. The increases in local currency ARPU's were primarily due to price increases and continued upgrades including advanced services, partially offset by the higher penetration of lower ARPU mass market subscribers. When factoring in unfavorable changes in foreign currency, most notably in Venezuela, Argentina and Brazil, DTVLA ARPU declined 9.8% to $51.64 and revenues increased 10% to $6.84 billion compared to 2012.

Net subscriber additions of 1.24 million decreased from 2.44 million in the prior year due to a decline in gross subscriber additions as well as a higher average monthly churn rate. Gross additions decreased 1% to 4.38 million principally due to lower imports of set-top boxes for new customers in Venezuela, as well as lower subscriber additions in Argentina associated with more challenging economic and competitive conditions. This decline was partially offset by increased gross subscriber additions in Chile, Colombia and Ecuador mostly due to greater mass market demand. Average monthly post-paid churn increased to 2.10% and total average monthly churn increased to 2.37% in 2013 mostly due to higher churn in Brazil related to subscribers that were terminated due to the improper crediting of certain customer accounts(5) mainly in the second quarter of 2013, more challenging economic and competitive conditions, as well as the effect of a higher mix of mass market subscribers. The higher churn in Brazil was partially offset by post-paid churn improvements and higher prepaid reconnection rates in PanAmericana.

In 2013, adjusted OPBDA increased 13% to $2.11 billion and adjusted OPBDA margin increased from 29.8% to 30.8% principally due to the higher revenue combined with lower programming costs in Brazil related to the favorable $70 million ECAD settlement. Adjusted operating profit declined to $942 million and adjusted operating profit margin decreased to 13.8% in 2013 as the higher OPBDA and OPBDA margin were more than offset by the impact of higher depreciation and amortization resulting from increased subscriber leased equipment, as well as the higher churn in Brazil. In 2013, reported OPBDA increased 4% to $1.94 billion, reported OPBDA margin declined to 28.4%, reported operating profit declined 19% to $776 million and reported operating profit margin declined to 11.3% in 2013.

CONTACT INFORMATION

Media Contact: Darris Gringeri (212) 205-0882 Investor Relations: (310) 964-0808

CONFERENCE CALL INFORMATION

A live webcast of DIRECTV's fourth quarter 2013 earnings call will be available on the company's website at investor.directv.com. The webcast will begin at 2:00 p.m. ET, today February 20, 2014. Access to the earnings call is also available in the United States by dialing (877) 440-5791 and internationally by dialing (719) 325-2333. The conference ID number is 1683906. A replay of the call can be accessed by dialing (888) 203-1112 in the U.S. and (719) 457-0820 internationally. The replay pass code is 1683906. The replay will be available from 3:00 p.m. PT Thursday, February 20 through 3:00 p.m. PT Thursday February 27 and will also be archived on our website at investor.directv.com.

FOOTNOTES

(1) Operating profit before depreciation and amortization, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Please see DIRECTV's Annual Report on Form 10-K for the year ended December 31, 2013, which is expected to be filed in February 2014, for further discussion of operating profit before depreciation and amortization. Operating profit before depreciation and amortization margin is calculated by dividing operating profit before depreciation and amortization by total revenues.

(2) Cash flow before interest and taxes, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment - subscriber acquisitions” and “Cash paid for subscriber leased equipment - upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows and adding back net interest paid and “Cash paid for income taxes”. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV management uses cash flow before interest and taxes to evaluate the cash generated by our current subscriber base, net of capital expenditures, and excluding the impact of interest and taxes, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. We believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected cash flow before interest and taxes to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(3) Free cash flow, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment - subscriber acquisitions”, and “Cash paid for subscriber leased equipment - upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV management uses free cash flow to evaluate the cash generated by our current subscriber base, net of capital expenditures, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. We believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected free cash flow to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(4) DIRECTV Latin America subscriber data exclude subscribers of the Sky Mexico service. In addition, DTVLA gross and net additions exclude 1,000 video subscribers acquired during the full year 2013 as well as 4,000 and 18,000 video subscribers acquired in the fourth quarter and full year of 2012, respectively.

(5) Based on the results of an internal investigation, DTVLA determined that, beginning in 2012, certain employees of Sky Brasil directed activities which were inconsistent with Sky Brasil's authorized policies for subscriber retention and churn management. These activities had the effect of artificially reducing churn and increasing the Sky Brasil subscriber base during portions of 2012 and the first quarter of 2013. See DIRECTV's Current Report on Form 8-K filed with the SEC on June 27, 2013 for further details. Prior year results for subscribers, churn and ARPU have not been adjusted for the findings of this investigation.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

NOTE: This presentation may include or incorporate by reference certain statements that we believe are, or may be considered to be, “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “project,” "strive" or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: increased competition; increasing programming costs and our ability to renew programming contracts under favorable terms; increased subscriber churn or subscriber upgrade and retention costs; potential material increase in subscriber acquisition costs; general economic conditions; risks associated with doing business internationally, which for DIRECTV Latin America include political and economic instability and foreign currency exchange rate volatility and controls; pace of technological development; potential intellectual property infringement; loss of key personnel; satellite construction or launch delays; satellite launch and operational risks; loss of a satellite; theft of satellite programming signals; U.S. and foreign governmental and regulatory action; ability to maintain licenses and regulatory approvals; significant debt; indemnification obligations; reliance on network and information systems; and the outcome of legal proceedings. We may face other risks described from time to time in periodic reports filed by us with the U.S. Securities and Exchange Commission.

DIRECTV (NASDAQ:DTV) is one of the world's leading providers of digital television entertainment services. Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, DIRECTV provides digital television service to 20.25 million customers in the United States and 17.59 million customers in Latin America. DIRECTV sports and entertainment properties include two regional sports networks (Rocky Mountain and Pittsburgh) and minority ownership interests in Root Sports Northwest and Game Show Network. For more information on DIRECTV, visit directv.com.

DIRECTV
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Revenues	$8,594	$8,054	$31,754	$29,740
Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	4,079	3,779	13,991	13,028
Subscriber service expenses	568	545	2,242	2,137
Broadcast operations expenses	104	104	409	414
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	855	848	3,419	3,397
Upgrade and retention costs	394	371	1,547	1,427
General and administrative expenses	550	483	2,002	1,815
Venezuelan currency devaluation charge	—	—	166	—
Depreciation and amortization expense	711	626	2,828	2,437
Total operating costs and expenses	7,261	6,756	26,604	24,655
Operating profit	1,333	1,298	5,150	5,085
Interest income	16	19	72	59
Interest expense	(222)	(220)	(840)	(842)
Other, net	100	127	106	140
Income before income taxes	1,227	1,224	4,488	4,442
Income tax expense	(411)	(276)	(1,603)	(1,465)
Net income	816	948	2,885	2,977
Less: Net income attributable to noncontrolling interest	(6)	(6)	(26)	(28)
Net income attributable to DIRECTV	$810	$942	$2,859	$2,949
Basic earnings attributable to DIRECTV per common share	$1.55	$1.57	$5.22	$4.62
Diluted earnings attributable to DIRECTV per common share	$1.53	$1.55	$5.17	$4.58
Weighted average number of common shares outstanding (in millions):
Basic	523	601	548	638
Diluted	528	607	553	644

DIRECTV
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

ASSETS	December 31, 2013	December 31, 2012
Current assets
Cash and cash equivalents	$2,180	$1,902
Accounts receivable, net of allowances of $95 and $81	2,547	2,696
Inventories	283	412
Deferred income taxes	140	73
Prepaid expenses and other	803	471
Total current assets	5,953	5,554
Satellites, net	2,467	2,357
Property and equipment, net	6,650	6,038
Goodwill	3,970	4,063
Intangible assets, net	920	832
Investments and other assets	1,945	1,711
Total assets	$21,905	$20,555

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$4,685	$4,618
Unearned subscriber revenues and deferred credits	589	565
Current debt	1,256	358
Total current liabilities	6,530	5,541
Long-term debt	18,284	17,170
Deferred income taxes	1,804	1,672
Other liabilities and deferred credits	1,456	1,203
Commitments and contingencies
Redeemable noncontrolling interest	375	400
Stockholders' deficit	(6,544)	(5,431)
Total liabilities and stockholders' deficit	$21,905	$20,555

DIRECTV
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)	Years Ended December 31,
	2013	2012
Cash Flows From Operating Activities
Net income	$2,885	$2,977
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	2,828	2,437
Venezuelan currency devaluation charge	166	—
DSN Northwest deconsolidation charge	59	—
Amortization of deferred revenues and deferred credits	(53)	(75)
Share-based compensation expense	100	109
Equity in earnings from unconsolidated affiliates	(198)	(131)
Net foreign currency transaction loss	52	34
Dividends received	41	79
Net gains from sale of investments	(8)	(122)
Deferred income taxes	323	(102)
Excess tax benefit from share-based compensation	(24)	(30)
Other	(7)	85
Change in operating assets and liabilities:
Accounts receivable	—	(50)
Inventories	118	(206)
Prepaid expenses and other	(334)	58
Accounts payable and accrued liabilities	272	370
Unearned subscriber revenues and deferred credits	26	28
Other, net	148	173
Net cash provided by operating activities	6,394	5,634
Cash Flows From Investing Activities
Cash paid for property and equipment	(3,409)	(2,960)
Cash paid for satellites	(377)	(389)
Investment in companies, net of cash acquired	(66)	(16)
Proceeds from sale of investments	257	24
Other, net	(158)	(22)
Net cash used in investing activities	(3,753)	(3,363)

DIRECTV
CONSOLIDATED STATEMENTS OF CASH FLOWS-(continued)
(Dollars in Millions)
(Unaudited)
	Years Ended December 31,
	2013	2012
Cash Flows From Financing Activities
Issuance (repayment) of commercial paper (maturity 90 days or less), net	(155)	156
Proceeds from short-term borrowings	556	202
Repayment of short-term borrowings	(559)	—
Proceeds from borrowings under revolving credit facility	10	400
Repayment of borrowings under revolving credit facility	(10)	(400)
Proceeds from long-term debt	2,099	5,190
Debt issuance costs	(12)	(36)
Repayment of long-term debt	(15)	(1,500)
Repayment of other long-term obligations	(63)	(51)
Common shares repurchased and retired	(4,000)	(5,175)
Stock options exercised	—	3
Taxes paid in lieu of shares issued for share-based compensation	(61)	(61)
Excess tax benefit from share-based compensation	24	30
Other, net	10	—
Net cash used in financing activities	(2,176)	(1,242)
Effect of exchange rate changes on Venezuelan cash and cash equivalents	(187)	—
Net increase in cash and cash equivalents	278	1,029
Cash and cash equivalents at beginning of the year	1,902	873
Cash and cash equivalents at end of the year	$2,180	$1,902
Supplemental Cash Flow Information
Cash paid for interest	$840	$781
Cash paid for income taxes	1,479	1,406

DIRECTV
SELECTED SEGMENT DATA
(Dollars in Millions)
(Unaudited)
	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
DIRECTV U.S.
Revenues	$6,773	$6,320	$24,676	$23,235
Operating profit before depreciation and amortization (1)	1,516	1,408	6,084	5,654
Operating profit before depreciation and amortization margin (1)	22.4%	22.3%	24.7%	24.3%
Operating profit	$1,101	$1,023	$4,444	$4,153
Operating profit margin	16.3%	16.2%	18.0%	17.9%
Depreciation and amortization	$415	$385	$1,640	$1,501

SKY BRASIL
Revenues	$963	$914	$3,753	$3,501
Operating profit before depreciation and amortization (1)	326	286	1,252	1,088
Operating profit before depreciation and amortization margin (1)	33.9%	31.3%	33.4%	31.1%
Operating profit	$150	$156	$529	$555
Operating profit margin	15.6%	17.1%	14.1%	15.9%
Depreciation and amortization	$176	$130	$723	$533

PANAMERICANA and OTHER
Revenues	$805	$760	$3,091	$2,743
Operating profit before depreciation and amortization (1)	224	208	691	774
Operating profit before depreciation and amortization margin (1)	27.8%	27.4%	22.4%	28.2%
Operating profit	$108	$105	$247	$400
Operating profit margin	13.4%	13.8%	8.0%	14.6%
Depreciation and amortization	$116	$103	$444	$374

SPORTS NETWORKS, ELIMINATIONS and OTHER
Revenues	$53	$60	$234	$261
Operating profit (loss) before depreciation and amortization (1)	(22)	22	(49)	6
Operating profit (loss)	(26)	14	(70)	(23)
Depreciation and amortization	4	8	21	29

TOTAL
Revenues	$8,594	$8,054	$31,754	$29,740
Operating profit before depreciation and amortization (1)	2,044	1,924	7,978	7,522
Operating profit before depreciation and amortization margin (1)	23.8%	23.9%	25.1%	25.3%
Operating profit	$1,333	$1,298	$5,150	$5,085
Operating profit margin	15.5%	16.1%	16.2%	17.1%
Depreciation and amortization	$711	$626	$2,828	$2,437

(1) See footnote 1 above

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions)
(Unaudited)
	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Revenues	$6,773	$6,320	$24,676	$23,235

Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	3,469	3,194	11,616	10,743
Subscriber service expenses	372	368	1,474	1,464
Broadcast operations expenses	73	77	293	306
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	663	656	2,642	2,673
Upgrade and retention costs	348	323	1,350	1,253
General and administrative expenses	332	294	1,217	1,142
Depreciation and amortization expense	415	385	1,640	1,501
Total operating costs and expenses	5,672	5,297	20,232	19,082
Operating profit	1,101	1,023	4,444	4,153
Interest income	—	—	2	1
Interest expense	(212)	(199)	(827)	(776)
Other, net	7	7	29	(32)
Income before income taxes	896	831	3,648	3,346
Income tax expense	(322)	(285)	(1,353)	(1,221)
Net income	$574	$546	$2,295	$2,125

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

ASSETS	December 31, 2013	December 31, 2012
Current assets
Cash and cash equivalents	$797	$739
Accounts receivable, net of allowances of $59 and $42	2,103	2,096
Inventories	249	372
Prepaid expenses and other	494	247
Total current assets	3,643	3,454
Satellites, net	1,810	1,795
Property and equipment, net	3,724	3,290
Goodwill	3,191	3,177
Intangible assets, net	527	453
Other assets	551	321
Total assets	$13,446	$12,490

LIABILITIES AND OWNER'S DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$3,695	$3,391
Unearned subscriber revenues and deferred credits	380	367
Current debt	1,200	358
Total current liabilities	5,275	4,116
Long-term debt	18,203	17,170
Deferred income taxes	1,641	1,386
Other liabilities and deferred credits	595	326
Commitments and contingencies
Owner's deficit	(12,268)	(10,508)
Total liabilities and owner's deficit	$13,446	$12,490

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)
	Years Ended December 31,
	2013	2012
Cash Flows From Operating Activities
Net income	$2,295	$2,125
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,640	1,501
Amortization of deferred revenues and deferred credits	(53)	(75)
Share-based compensation expense	78	86
Deferred income taxes	450	116
Excess tax benefit from share-based compensation	(20)	(25)
Other	18	18
Change in other operating assets and liabilities:
Accounts receivable	(23)	62
Inventories	124	(119)
Prepaid expenses and other	(242)	173
Accounts payable and accrued liabilities	312	176
Unearned subscriber revenue and deferred credits	15	(14)
Other, net	39	91
Net cash provided by operating activities	4,633	4,115
Cash Flows From Investing Activities
Cash paid for property and equipment	(648)	(541)
Cash paid for subscriber leased equipment - subscriber acquisitions	(666)	(656)
Cash paid for subscriber leased equipment - upgrade and retention	(538)	(291)
Cash paid for satellites	(198)	(253)
Investment in companies, net of cash acquired	(53)	(7)
Proceeds from sale of investments	12	24
Other, net	(67)	—
Net cash used in investing activities	(2,158)	(1,724)

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF CASH FLOWS - (continued)
(Dollars in Millions)
(Unaudited)
	Years Ended December 31,
	2013	2012
Cash Flows From Financing Activities
Issuance (repayment) of commercial paper (maturity 90 days or less), net	(155)	156
Proceeds from short-term borrowings	556	202
Repayment of short-term borrowings	(559)	—
Proceeds from borrowings under revolving credit facility	10	400
Repayment of borrowings under revolving credit facility	(10)	(400)
Cash proceeds from debt issuance	1,947	5,190
Debt issuance costs	(12)	(36)
Repayment of long-term debt	—	(1,500)
Repayment of other long-term obligations	(24)	(21)
Cash dividends to Parent	(4,200)	(5,900)
Excess tax benefit from share-based compensation	20	25
Other, net	10	—
Net cash used in financing activities	(2,417)	(1,884)
Net increase in cash and cash equivalents	58	507
Cash and cash equivalents at beginning of the period	739	232
Cash and cash equivalents at end of the period	$797	$739
Supplemental Cash Flow Information
Cash paid for interest	$782	$715
Cash paid for income taxes	1,108	953

DIRECTV Consolidated Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)

DIRECTV
Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Cash Flow Before Interest and Taxes	$1,484	$1,120	$4,855	$4,413
Adjustments:
Cash paid for interest	(56)	(71)	(840)	(781)
Interest income	16	19	72	59
Income taxes paid	(444)	(525)	(1,479)	(1,406)
Subtotal - Free Cash Flow	1,000	543	2,608	2,285
Add Cash Paid For:
Property and equipment	938	800	3,409	2,960
Satellites	101	158	377	389
Net Cash Provided by Operating Activities	$2,039	$1,501	$6,394	$5,634
(2) and (3) - See footnotes above

Reconciliation of Reported Operating Profit Before Depreciation and Amortization to Operating Profit*
	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Operating profit before depreciation and amortization	$2,044	$1,924	$7,978	$7,522
Subtract: Depreciation and amortization	711	626	2,828	2,437
Operating profit	$1,333	$1,298	$5,150	$5,085

* For a reconciliation of this non-GAAP financial measure for each of our segments, please see the Notes to the Consolidated Financial Statements which will be included in DIRECTV's Annual Report on Form 10-K for the year ended December 31, 2013, which is expected to be filed with the SEC in February 2014.

DIRECTV Consolidated Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)

DIRECTV
Reconciliation of Adjusted Operating Profit Before Depreciation and Amortization (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Revenues	$8,594	$8,054	$31,754	$29,740

Operating profit before depreciation and amortization excluding the Venezuelan currency devaluation charge	$2,044	$1,924	$8,144	$7,522
OPBDA growth excluding Venezuelan currency devaluation charge	6.2%		8.3%
Subtract: Venezuelan currency devaluation charge	—	—	166	—
Operating profit before depreciation and amortization	2,044	1,924	7,978	7,522
Subtract: Depreciation and amortization	711	626	2,828	2,437
Operating profit	$1,333	$1,298	$5,150	$5,085
Operating profit before depreciation and amortization margin excluding the Venezuelan currency devaluation charge	23.8%	23.9%	25.6%	25.3%

Reconciliation of Adjusted Operating Profit (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Revenues	$8,594	$8,054	$31,754	$29,740

Operating profit excluding the Venezuelan currency devaluation charge	$1,333	$1,298	$5,316	$5,085
Operating Profit growth excluding Venezuelan currency devaluation charge	2.7%		4.5%
Subtract: Venezuelan currency devaluation charge	—	—	166	—
Operating profit	$1,333	$1,298	$5,150	$5,085
Operating profit margin excluding the Venezuelan currency devaluation charge	15.5%	16.1%	16.7%	17.1%

Reconciliation of Adjusted Net Income (excluding the Venezuelan currency devaluation charge) to Net Income
	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Net income attributable to DIRECTV excluding the Venezuelan currency devaluation charge	$810	$942	$2,995	$2,949
Subtract: Venezuelan after-tax currency devaluation charge	—	—	136	—
Net income attributable to DIRECTV	$810	$942	$2,859	$2,949
Net Income growth excluding Venezuelan currency devaluation charge	(14.0)%		1.6%
Diluted weighted average shares	528	607	553	644
Adjusted diluted earnings per common share	$1.53	$1.55	$5.42	$4.58
Adjusted diluted earnings per common share growth excluding Venezuelan currency devaluation charge	(1.3)%		18.3%

DIRECTV Latin America Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)

DIRECTV Latin America
Reconciliation of Cash Flow Before Interest and Taxes[2] to Net Cash Provided by Operating Activities
	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Cash Flow Before Interest and Taxes	$164	$82	$326	$320
Adjustments:
Cash paid for interest	(11)	(9)	(80)	(49)
Interest income	13	17	54	56
Income taxes paid	(82)	(73)	(305)	(315)
Add Cash Paid For:
Property and equipment	82	47	224	214
Subscriber leased equipment - subscriber acquisitions	248	218	923	837
Subscriber leased equipment - upgrade and retention	83	95	409	419
Satellites	52	42	164	128
Net Cash Provided by Operating Activities	$549	$419	$1,715	$1,610
(2) - See footnotes above

Reconciliation of Adjusted Operating Profit Before Depreciation and Amortization (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Revenues	$1,768	$1,674	$6,844	$6,244

Operating profit before depreciation and amortization excluding the Venezuelan currency devaluation charge	$550	$494	$2,109	$1,862
OPBDA growth excluding Venezuelan currency devaluation charge	11.3%		13.3%
Subtract: Venezuelan currency devaluation charge	—	—	166	—
Operating profit before depreciation and amortization	550	494	1,943	1,862
Subtract: Depreciation and amortization	292	233	1,167	907
Operating profit	$258	$261	$776	$955
Operating profit before depreciation and amortization margin excluding the Venezuelan currency devaluation charge	31.1%	29.5%	30.8%	29.8%

Reconciliation of Adjusted Operating Profit (excluding the Venezuelan currency devaluation charge) to Operating Profit
	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Revenues	$1,768	$1,674	$6,844	$6,244

Operating profit excluding the Venezuelan currency devaluation charge	$258	$261	$942	$955
Operating Profit growth excluding Venezuelan currency devaluation charge	(1.1)%		(1.4)%
Subtract: Venezuelan currency devaluation charge	—	—	166	—
Operating profit	$258	$261	$776	$955
Operating profit margin excluding the Venezuelan currency devaluation charge	14.6%	15.6%	13.8%	15.3%

DIRECTV U.S. Non-GAAP Financial Measure Reconciliation Schedules
(Dollars in Millions)
(Unaudited)

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
Reconciliation of Pre-SAC Margin* to Operating Profit
	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Operating profit	$1,101	$1,023	$4,444	$4,153
Adjustments:
Subscriber acquisition costs (expensed)	663	656	2,642	2,673
Depreciation and amortization	415	385	1,640	1,501
Cash paid for subscriber leased equipment - upgrade and retention	(146)	(82)	(538)	(291)
Pre-SAC Margin	$2,033	$1,982	$8,188	$8,036
Pre-SAC Margin as a percentage of revenue	30.0%	31.4%	33.2%	34.6%

Reconciliation of Cash Flow Before Interest and Taxes[2] to Net Cash Provided by Operating Activities
	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Cash Flow Before Interest and Taxes	$1,292	$1,023	$4,471	$4,041
Adjustments:
Cash paid for interest	(49)	(50)	(782)	(715)
Interest income	—	—	2	1
Income taxes paid	(322)	(372)	(1,108)	(953)
Add Cash Paid For:
Property and equipment	228	164	648	541
Subscriber leased equipment - subscriber acquisitions	151	194	666	656
Subscriber leased equipment - upgrade and retention	146	82	538	291
Satellites	44	114	198	253
Net Cash Provided by Operating Activities	$1,490	$1,155	$4,633	$4,115

(2) - See footnotes above

* Pre-SAC Margin, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is calculated for DIRECTV U.S. by adding amounts under the captions “Subscriber acquisition costs” and “Depreciation and amortization expense” to “Operating Profit” from the Consolidated Statements of Operations and subtracting "Cash paid for subscriber leased equipment - upgrade and retention" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. DIRECTV management use Pre-SAC Margin to evaluate the profitability of DIRECTV U.S.' current subscriber base for the purpose of allocating resources to discretionary activities such as adding new subscribers, upgrading and retaining existing subscribers and for capital expenditures. To compensate for the exclusion of “Subscriber acquisition costs,” management also uses operating profit and operating profit before depreciation and amortization expense to measure profitability.

DIRECTV believes this measure is useful to investors, along with GAAP measures (such as revenues, operating profit and net income), to compare DIRECTV U.S.’ operating performance to other communications, entertainment and media companies. DIRECTV believes that investors also use current and projected Pre-SAC Margin to determine the ability of DIRECTV U.S.’ current and projected subscriber base to fund discretionary spending and to determine the financial returns for subscriber additions.
SAC Calculation
	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Subscriber acquisition costs (expensed)	$663	$656	$2,642	$2,673
Cash paid for subscriber leased equipment - subscriber acquisitions	151	194	666	656
Total acquisition costs	$814	$850	$3,308	$3,329
Gross subscriber additions (000's)	949	963	3,790	3,874
Average subscriber acquisition costs - per subscriber (SAC)	$858	$883	$873	$859

CONTACT:
DIRECTV
Media Contact:
Darris Gringeri, (212) 205-0882
Investor Relations: (310) 964-0808